Exhibit 10.1

CONSENT AGREEMENT

THIS CONSENT AGREEMENT, dated as of October 2, 2016 (as amended, supplemented or restated from time to time, this “Agreement”), by and among Senior Housing Properties Trust, a Maryland real estate investment trust (“SNH”), ABP Trust, a Maryland statutory trust (“ABP”), ABP Acquisition LLC, a Maryland limited liability company and a wholly owned subsidiary of ABP Trust (“Purchaser”), Barry M. Portnoy and Adam D. Portnoy.

W I T N E S S E T H:

WHEREAS, the SNH Board has been advised by the Requesting Parties that the Requesting Parties have requested that the FVE Board, among other things, grant the Ownership Limit Exceptions to the Requesting Parties and the Collateral Persons, and further, that in order to induce the FVE Board to grant such Ownership Limit Exceptions, the Requesting Parties have agreed to enter into the FVE Consent Agreement and to perform their obligations thereunder;

WHEREAS, SNH is Five Star’s largest landlord, and Five Star manages senior living facilities for SNH; Five Star formerly was a wholly owned subsidiary of SNH; and SNH is Five Star’s largest stockholder, owning 4,235,000 Common Shares, representing approximately eight and six-tenths of one percent (8.6%) of the issued and outstanding Common Shares;

WHEREAS, Five Star’s Charter requires that SNH consent to the grant by the FVE Board of the Ownership Limit Exceptions;

WHEREAS, under various SNH Agreements, the Proposed Acquisition would constitute a default or event of default if not otherwise consented to or waived by SNH or its applicable subsidiary; and

WHEREAS, it is a condition to the effectiveness of the FVE Consent Agreement that SNH consent to the grant by the FVE Board of the Ownership Limit Exceptions and waive any default or event of default under any SNH Agreement arising or resulting from the Proposed Acquisition or the granting of the Ownership Limit Exceptions.

NOW, THEREFORE, in consideration of the aforesaid and the mutual promises hereinafter made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1  Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“1934 Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“ABP” is defined in the preamble to this Agreement.

“Affiliate” of a Person means and includes another Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

“Agreement” is defined in the preamble to the Agreement.

“Beneficially Own” (or any correlative form thereof) has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the 1934 Act, except that a Person shall be deemed to have “Beneficial Ownership” of all the securities that such Person has a right to acquire, whether such right is exercisable immediately or only after the passage of time.

“Business Day” means a day, other than Saturday, Sunday or other day on which banks located in Boston, Massachusetts or Baltimore, Maryland are authorized or required by Law to close.

“Chosen Court” is defined in Section 6.4(b).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral Person” means RMR LLC, each Family Member of a Requesting Party and each other Person (other than SNH and the Requesting Parties, and, upon the death of any Requesting Party who is an individual, their estates and spouses) who Constructively Owns (as defined in Five Star’s Charter) Common Shares on account of attribution under the Code from one or more of the Requesting Parties (or with respect to any Requesting party that is an individual, his estates or spouses), SNH or RMR LLC.

“Common Shares” means shares of common stock, par value $.01 per share, of Five Star.

“Constructively Own” (or any correlative form thereof) has the meaning set forth in SNH’s Charter.

“Control” (or any correlative form thereof) in respect of an Entity means (i) Beneficial Ownership of securities representing twenty percent (20%) or more of the voting power entitled to vote for the election of the board of directors, board of trustees, board of managers or other governing body of such Entity or, in the case of an Entity that is a partnership, limited partnership or limited liability company, of the general partner, managing member or manager of such Entity or (ii) if the Entity is a charitable Entity, having the sole or shared power to vote or direct the voting or to dispose or direct the disposition of securities owned by such Entity. For the avoidance of doubt, a partner of a general partnership shall be deemed to Control the partnership, a general partner of a limited partnership shall be deemed to Control the limited partnership and a managing member of a limited liability company shall be deemed to Control the limited liability company. A managing director or trustee of a board of directors or trustees shall not be deemed to control the applicable board or Entity unless a majority of the board is comprised of managing directors or trustees.

“Controlled Affiliate” of a Person shall mean any Affiliate of such Person that directly, or indirectly through one or more intermediaries, is Controlled by, or is under common Control with, such Person.

“Entity” means any general partnership, limited partnership, corporation, limited liability company, joint venture, real estate investment trust, business trust or other trust, cooperative, unincorporated association or other form of organization, whether or not a legal entity.

“Family Member” means, as to any Requesting Party who is an individual, such Requesting Party’s spouse, child, stepchild, grandchild, son-in-law, or daughter-in-law, but excluding any of such Persons who is a Requesting Party.

“Five Star” means Five Star Quality Care, Inc., a Maryland corporation.

“Five Star’s Charter” means the Articles of Amendment and Restatement of Five Star, as amended and supplemented.

“FVE Board” means the Board of Directors of Five Star.

“FVE Consent Agreement” means the Consent, Standstill, Registration Rights and Lock-Up Agreement by and among Five Star and the Requesting Parties in the form attached as Exhibit A to this Agreement.

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.

“Law” means any law, statute, ordinance, rule, regulation, directive, code or order enacted, issued, promulgated, enforced or entered by any Governmental Entity.

“Ownership Limit” has the meaning set forth in Five Star’s Charter.

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“Ownership Limit Exceptions” means the exceptions to the Ownership Limit granted by the FVE Board as described in Sections 2.1(c) and (d) of the FVE Consent Agreement.

“Parties” means SNH and the Requesting Parties.

“Person” means and includes any natural person (whether acting on his or her own behalf or in a representative or fiduciary capacity) or Entity.

“Proposed Acquisition” means the purchase of up to an aggregate of eighteen million (18,000,000) Common Shares by Purchaser (or one or more Requesting Parties) after the date hereof and prior to March 31, 2017 pursuant to one or more tender offers, open market purchases or privately negotiated purchases, provided that the purchase price per Common Share in any tender offers, open market purchases or privately negotiated purchases is not less than the closing price of the Common Shares on the Stock Exchange on the last trading day immediately preceding the announcement of such tender offer, open market purchase or privately negotiated purchase.

“Purchaser” is defined in the preamble to this Agreement.

“Requesting Parties” means ABP, Purchaser, Barry Portnoy and Adam Portnoy.

“RMR LLC” means The RMR Group LLC, a Maryland limited liability company.

“SNH Agreements” means any lease, management agreement or other agreement between or among SNH and/or one or more of its subsidiaries, on the one hand, and Five Star and/or one or more of its subsidiaries, on the other hand.

“SNH Board” means the Board of Trustees of SNH.

“SNH’s Charter” means the Articles of Amendment and Restatement of SNH, as amended and supplemented.

“Stock Exchange” means any national securities exchange, as defined under the 1934 Act, on which the Common Shares trade.

SECTION 1.2  Construction.

(a)           Unless the context otherwise requires, as used in this Agreement: (i) “or” is not exclusive; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) references to “written,” “in writing” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (v) words of one gender shall be construed to apply to each gender; (vi) all pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require; (vii) “Articles” and “Sections,” refer to Articles and Sections of this Agreement unless otherwise specified; (viii) “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ix) “dollars” and “$” mean United States Dollars; and (x) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.”

(b)           Descriptive headings herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

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ARTICLE II

SNH CONSENTS AND WAIVERS

SECTION 2.1  SNH Consents.  Subject to the terms and conditions of this Agreement, SNH, on its behalf and on behalf of its subsidiaries, and for the express benefit of the Requesting Parties, the Collateral Persons and Five Star and its subsidiaries:

(a)           consents to the grant by the FVE Board of the Ownership Limitation Exceptions on the terms and subject to the conditions set forth in the FVE Consent Agreement; and

(b)           waives any default or event of default under any SNH Agreement arising or resulting from the purchase of Common Shares pursuant to the Proposed Acquisition or the grant of the Ownership Limitation Exceptions.

Nothing in this Section 2.1 constitutes a waiver of, or the grant of any exception to any of the transfer or ownership restrictions set forth in Article VII, of SNH’s Charter by any Requesting Party or Collateral Person.

ARTICLE III

CONDITIONS TO CONSENTS

The effectiveness of Article II and the consents granted thereunder are subject to the satisfaction of the following terms and conditions:

SECTION 3.1  FVE Consent Agreement.  The FVE Consent Agreement in the form attached as Exhibit A to this Agreement shall have been executed and delivered by Five Star and each of the Requesting Parties or such other form as is satisfactory to the SNH Board in its sole discretion and all conditions to the effectiveness of the FVE Consent Agreement set forth therein shall have been satisfied.

SECTION 3.2  Execution of Agreement.  The Requesting Parties shall have executed and delivered this Agreement.

SECTION 3.3  Representations and Warranties.  The representations and warranties of the Requesting Parties set forth in this Agreement shall be true and correct as of the date of this Agreement in all material respects.

SECTION 3.4  Regulatory Approvals.  Any approval, permit, authorization, license or consent of any Governmental Entity required to be obtained by Five Star, SNH or any of their respective subsidiaries as a result of any acquisition of Common Shares by any one or more of the Requesting Parties pursuant to the Proposed Acquisition shall have been obtained or, in the judgment of the Board, is expected to be timely obtained, on terms satisfactory to the Board.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1  Representations and Warranties of SNH.  SNH hereby represents and warrants to the Requesting Parties as follows:

(a)           SNH has full legal right, power and authority to enter into, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by SNH have been duly and validly authorized by the SNH Board and the Independent Trustees of SNH, acting separately, and no other corporate proceedings on the part of SNH are necessary to authorize this Agreement or the performance of this Agreement by SNH. This Agreement has been duly and validly executed and delivered by SNH and constitutes a valid, legal and binding agreement of SNH, enforceable against SNH in accordance with its terms.

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(b)           No material consent, approval, authorization, license, clearance, filing or registration of or with any third Person, excluding any Governmental Entity, is required in order to permit SNH to execute, deliver or perform this Agreement, except for those that have been obtained, made, or waived.

SECTION 4.2  Representations and Warranties of the Requesting Parties.  The Requesting Parties hereby jointly and severally represent and warrant to SNH as follows:

(a)           Each Requesting Party who is not an individual is a trust or limited liability company, duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of formation or organization, as applicable.

(b)           Each Requesting Party who is not an individual has all trust, or limited liability company, as applicable, power and authority, and each Requesting Party who is an individual has the capacity, to enter into, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by each Requesting Party who is not an individual have been duly and validly authorized by its board of directors, trustees, manager or other governing body, as applicable, and no other trust, or limited liability company, as applicable, proceedings on the part of such Requesting Party is necessary to authorize this Agreement or the performance of this Agreement by such Requesting Party. This Agreement has been duly and validly executed and delivered by each Requesting Party and constitutes a valid, legal and binding agreement of such Requesting Party, enforceable against such party in accordance with its terms.

(c)           No consent, approval, authorization, license, clearance, filing or registration of or with any Governmental Entity or third Person is required in order to permit any Requesting Party to execute, deliver or perform this Agreement except for those that have been obtained or made, or waived, or, in the case of the consummation of the Proposed Acquisition, will be obtained prior to such consummation.

(d)           The Requesting Parties do not actually own or Constructively Own five percent (5%) or more of any class of shares of beneficial interest of SNH. RMR LLC does not actually own more than one percent (1%) of any class of shares of capital stock of Five Star. To the knowledge of the Requesting Parties, no Person to whom Common Shares are attributed from a Requesting Party under the Code (other than another Requesting Party or RMR LLC or SNH) actually owns any shares of capital stock of Five Star, except that a Family Member of a Requesting Party may Constructively Own (as defined in Five Star’s Charter) Common Shares of up to two-tenths of one percent (0.2%) by virtue of Constructive Ownership (as defined in Five Star’s Charter) other than on account of attribution under the Code from a Requesting Party.

ARTICLE V

SNH OWNERSHIP

SECTION 5.1  SNH Ownership.  In order to assist SNH and Five Star with compliance under Section 856(d)(3) of the Code (specifically with respect to an “independent contractor” being sufficiently unrelated from any real estate investment trust that engages it), the Requesting Parties agree to notify SNH and Five Star of acquisition(s) of shares of beneficial interest of SNH that they or any of their Affiliates might make (or of any other event) that could reasonably be expected to cause the Requesting Parties to actually own or Constructively Own five percent (5%) or more of any class of shares of beneficial interest of SNH. The Requesting Parties agree to coordinate with SNH and Five Star in respect of their compliance with Section 856(d)(3) of the Code to the extent reasonably requested by SNH or Five Star, including the Requested Parties refraining, and causing their Affiliates to refrain, from an acquisition of shares of beneficial interest of SNH if such acquisition would cause the Requesting Parties to actually own or Constructively Own five percent (5%) or more of any class of shares of beneficial interest of SNH.

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For the avoidance of doubt, the Requesting Parties shall not be required pursuant to this Section 5.1 to divest any of the Common Shares that they may own as of the date hereof or acquire pursuant to the Proposed Acquisition.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1  Notices.  All notices and other communications in connection with this Agreement shall be in writing and shall be considered given if given in the manner, and be deemed given at times, as follows: (i) on the date delivered, if personally delivered; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; or (iii) on the next Business Day after being sent by recognized overnight mail service specifying next Business Day delivery, in each case with delivery charges pre-paid and addressed to the following addresses:

(a)           If to any Requesting Party, to:

c/o ABP Trust

Two Newton Place

255 Washington Street

Suite 300

Newton, MA 02458

Attn: Jennifer B. Clark

Facsimile: (617) 928-1305

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, MA 02116

Attn: Margaret R. Cohen

Facsimile: (617) 305-4859

(b)           If to SNH, to:

Senior Housing Properties Trust

Two Newton Place

255 Washington Street

Newton, MA 02458

Attn: David Hegarty, President

Facsimile: (617) 796-8349

with copies (which shall not constitute notice) to:

Sullivan & Worcester LLP

One Post Office Square

Boston, MA 02109

Attn: Nicole L. Rives

Facsimile: (617) 338-2880

SECTION 6.2  Assignment; Successors; Third Party Beneficiaries.

(a)  Assignment.  Except as set forth in this Section 6.2, this Agreement and the rights, interests and obligations of any Person hereunder may not be assigned, transferred or delegated and any assignment or attempted assignment in violation of this Section 6.2 shall be void ab initio.

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This Agreement and the rights, interests and obligations of SNH hereunder may be assigned, transferred or delegated by SNH to a successor of SNH by operation of law or to a Person who succeeds to all or substantially all the assets of SNH, which successor or Person agrees in a writing delivered to each Requesting Party to be subject to and bound by all interests and obligations set forth in this Agreement.

(b)  Successors.  This Agreement shall bind and inure to the benefit of, and be enforceable by, the Parties and the express third party beneficiaries of this Agreement and their respective successors and permitted assigns.

(c)  No Third Party Beneficiaries.  Except as expressly provided in this Agreement (including pursuant to the consents to the grant by the FVE Board of the Ownership Limitation Exceptions granted pursuant to Section 2.1) with respect to Five Star, the Collateral Persons and estates and spouses of Requesting Parties who are individuals, this Agreement is not intended to and does not confer any rights or remedies upon any Person other than the Parties. Five Star and the Collateral Persons, by their acceptance of the benefits of this Agreement, agree to be bound by the terms of this Agreement.

SECTION 6.3  Prior Negotiations; Entire Agreement.  This Agreement (including the documents and instruments referred to in this Agreement or entered into in connection therewith) constitute the entire agreement of the Parties and supersede all prior agreements, arrangements or understandings, whether written or oral, between the Parties with respect to the subject matter of this Agreement.

SECTION 6.4  Governing Law; Venue; Arbitration.

(a)  Governing Law.  This Agreement and all proceedings or counterclaims (whether based in contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby, or any action of any Party or Five Star in the negotiation, administration, performance and enforcement hereof, shall be governed by, and construed in accordance with, the Laws of the State of Maryland, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland.

(b)  Venue.  All claims, actions, suits, dispute resolution, judicial and other legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby or any action of any Party, Five Star or Collateral Person (each a “Subject Party”) in the negotiation, administration, performance and enforcement hereof shall be heard and determined exclusively in the Business Technology Case Management Program of the Circuit Court for Baltimore City, Maryland or the U.S. District Court of Maryland (the “Chosen Courts”). Each of the Subject Parties hereby expressly and irrevocably (i) submits to the exclusive personal jurisdiction of the Chosen Courts in the event any claim or dispute arising out of or relating to this Agreement or the transactions contemplated hereby, or any action of any Subject Party in the negotiation, administration, performance and enforcement hereof, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Chosen Courts, (iii) agrees that it will not bring any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or any action of any Subject Party in the negotiation, administration, performance and enforcement hereof, in any court other than the Chosen Courts, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in the Chosen Courts, (v) agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law and (vi) agrees that service of process upon such Subject Party in any such proceeding shall be effective if notice is given in accordance with Section 6.1. Nothing in this Agreement will affect the right of

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any Subject Party to serve process in any other manner permitted by Law. EACH SUBJECT PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

SECTION 6.5  Severability.  This Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. If at any time subsequent to the date hereof, any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties and the remaining provisions hereof shall remain in full force and effect.

SECTION 6.6  Fees and Expenses.  The Requesting Parties shall pay all out-of-pocket fees and expenses (including attorneys’ fees) reasonably incurred and paid by SNH in connection with the negotiation, preparation and execution of this Agreement and in connection with obtaining (or the failure to obtain) any consents described in Section 3.4 whether or not the Proposed Acquisition is consummated. Except as provided in the preceding sentence, all expenses incurred by the Parties shall be borne solely and entirely by the Party that has incurred the same.

SECTION 6.7  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

SECTION 6.8  Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance; provided, no amendment to Article III or other provisions of this Agreement that reference Five Star shall be binding on Five Star without its written consent. No delay on the part of any Party or Five Star in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver of the part of any Party or Five Star of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party or Five Star otherwise may have at Law or in equity.

SECTION 6.10  Further Assurances.  At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party or Five Star, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Requesting Parties and SNH have executed this Consent Agreement as of the date first above written, effective as of the date first above written.

SENIOR HOUSING PROPERTIES TRUST

/s/ David J. Hegarty
		By:	David J. Hegarty
		Its:	President and Chief Operating Officer

ABP TRUST

/s/ Adam D. Portnoy
		By:	Adam D. Portnoy
		Its:	President

ABP ACQUISITION LLC

/s/ Adam D. Portnoy
		By:	Adam D. Portnoy
		Its:	President

Barry M. Portnoy

/s/ Barry M. Portnoy

Adam D. Portnoy

/s/ Adam D. Portnoy
Acknowledged and Accepted:

FIVE STAR QUALITY CARE, INC.

/s/ Bruce J. Mackey Jr.
By:	Bruce J. Mackey Jr.
Its:	President and Chief Executive Officer

[Signature Page to Consent Agreement]

Exhibit A

FVE Consent Agreement

[See Attached]

CONSENT, STANDSTILL, REGISTRATION RIGHTS

AND LOCK-UP AGREEMENT

THIS CONSENT, STANDSTILL, REGISTRATION RIGHTS AND LOCK-UP AGREEMENT, dated as of October 2, 2016 (as amended, supplemented or restated from time to time, this “Agreement”), by and among Five Star Quality Care, Inc., a Maryland corporation (the “Company”), ABP Trust, a Maryland statutory trust (“ABP”), ABP Acquisition LLC, a Maryland limited liability company and a wholly owned subsidiary of ABP Trust (“Purchaser”), Barry M. Portnoy and Adam D. Portnoy.

W I T N E S S E T H:

WHEREAS, the Requesting Parties have requested that the FVE Board: (i) approve the Proposed Acquisition under Section 3-601(j)(3) of the MGCL and Section 9.3 of Article IX of the Company’s Bylaws and (ii) grant to the Requesting Parties and certain other Persons an exception to the Ownership Limit in respect of the Proposed Acquisition;

WHEREAS, the Company’s Bylaws contain a provision opting out of the control share acquisition statute of the MGCL, and accordingly, the control share acquisition statute of the MGCL does not apply to the Proposed Acquisition; and

WHEREAS, in order to induce the FVE Board to grant such approvals and exception, the Requesting Parties have agreed to enter into this Agreement and to perform their obligations hereunder.

NOW, THEREFORE, in consideration of the aforesaid and the mutual promises hereinafter made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1  Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“13D Group” means a “partnership, limited partnership, syndicate, or other group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the 1934 Act.

“1933 Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“ABP” is defined in the preamble to this Agreement.

“Affiliate” of a Person means and includes another Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

“Agreement” is defined in the preamble to this Agreement.

“Beneficially Own” (or any correlative form thereof) has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the 1934 Act, except that a Person shall be deemed to have “Beneficial Ownership” of all the securities that such Person has a right to acquire, whether such right is exercisable immediately or only after the passage of time.

“Business Day” means a day, other than Saturday, Sunday or other day on which banks located in Boston, Massachusetts or Baltimore, Maryland are authorized or required by Law to close.

“Chosen Courts” is defined in Section 10.4(b).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral Person” means RMR LLC, each Family Member of a Requesting Party and each other Person (other than SNH and the Requesting Parties, and, upon the death of any Requesting Party who is an individual, their estates and spouses) who Constructively Owns Common Shares on account of attribution under the Code from one or more of the Requesting Parties (or their estates or spouses), SNH or RMR LLC.

“Common Shares” means shares of common stock, par value $.01 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Company Change of Control” shall be deemed to have occurred upon any of the following events:

(a)           any Person or 13D Group becomes the Beneficial Owner of more than fifty percent (50%) of the then outstanding voting power of the voting securities of the Company; or

(b)           the consummation of any direct or indirect sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis.

“Company’s Bylaws” means the Amended and Restated Bylaws of the Company.

“Company’s Charter” means the Articles of Amendment and Restatement of the Company, as amended and supplemented.

“Company Consents” means the approvals and exceptions described in Article II.

“Constructively Own” (or any correlative form thereof) has the meaning set forth in the Company’s Charter.

“Control” (or any correlative form thereof) in respect of an Entity means (i) Beneficial Ownership of securities representing twenty percent (20%) or more of the voting power entitled to vote for the election of the board of directors, board of trustees, board of managers or other governing body of such Entity or, in the case of an Entity that is a partnership, limited partnership or limited liability company, of the general partner, managing member or manager of such Entity or (ii) if the Entity is a charitable Entity, having the sole or shared power to vote or direct the voting or to dispose or direct the disposition of securities owned by such Entity. For the avoidance of doubt, a partner of a general partnership shall be deemed to Control the partnership, a general partner of a limited partnership shall be deemed to Control the limited partnership and a managing member of a limited liability company shall be deemed to Control the limited liability company. A managing director or trustee of a board of directors or trustees shall not be deemed to control the applicable board or Entity unless a majority of the board is comprised of managing directors or trustees.

“Controlled Affiliate” of a Person shall mean any Affiliate of such Person that directly, or indirectly through one or more intermediaries, is Controlled by, or is under common Control with, such Person.

“Covered Liabilities” is defined in Section 9.1.

“Credit Agreement” means that certain Credit Agreement, dated as of April 13, 2012, among the Company, the guarantors party thereto, Citibank, N.A. and the other parties thereto.

“Demand Registration” is defined in Section 7.1(a).

“Demanding Shareholders” is defined in Section 7.1(a).

“Entity” means any general partnership, limited partnership, corporation, limited liability company, joint venture, real estate investment trust, business trust or other trust, cooperative, unincorporated association or other form of organization, whether or not a legal entity.

“Equity Grant Shares” means Common Shares issued to any Requesting Party pursuant to any equity compensation plan of the Company if such issuance was approved by the FVE Board or a duly authorized committee thereof.

“Excepted Holder” has the meaning set forth in the Company’s Charter.

“Excepted Holder Limit” has the meaning set forth in the Company’s Charter.

“Family Member” means, as to any Requesting Party who is an individual, such Requesting Party’s spouse, child, stepchild, grandchild, son-in-law, or daughter-in-law, but excluding any of such Persons who is a Requesting Party.

“FVE Board” means the Board of Directors of the Company.

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.

“Immediate Family Member” as used to indicate a relationship with any individual, means (a) any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and any other individual (other than a tenant or employee) sharing the household of that individual or (b) a trust, the beneficiaries of which are the individual and/or any Immediate Family Member of that individual.

“Indemnified Company Person” is defined in Section 9.2.

“Indemnified Requesting Person” is defined in Section 9.1.

“Law” means any law, statute, ordinance, rule, regulation, directive, code or order enacted, issued, promulgated, enforced or entered by any Governmental Entity.

“Lender Consent” is defined in Section 3.2.

“Lock-Up Period” means the period beginning on the date hereof and ending on the earliest to occur of: (i) the date that is the tenth (10th) year anniversary of the date hereof or (ii) January 1st of the fourth calendar year after the first taxable year of the Company to which no then existing Tax Benefits may be carried forward, but in any event, no earlier than the January 1st following the date that is at least five (5) years after the date hereof. Notwithstanding the foregoing, the Lock-Up Period shall end on the date on which there is any announcement by the Company of a proposed transaction or series of proposed transactions pursuant to which (i) the Common Shares will cease to be traded on any Stock Exchange, (ii) the registration of the Common Shares under the 1934 Act will be terminated or (iii) the Company will become eligible to terminate or suspend its reporting obligations under the 1934 Act with respect to the Common Shares.

“Lock-Up Shares” means any Common Shares which any Requesting Party acquires after the date hereof and prior to the expiration of the Standstill Term, including any which have been Transferred to a Permitted Transferee in accordance with Section 6.1 (and shall include any shares of capital stock of the Company issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization), but not including any Equity Grant Shares issued to any Requesting Party; provided, however, that Common Shares shall cease to be Lock-Up Shares hereunder as of the end of the Lock-Up Period.

“Maximum Shares” means Common Shares representing, in aggregate, thirty-eight percent (38%) of the issued and outstanding Common Shares (but in any event not in excess of the lesser of (x) the maximum number of Common Shares which the Requesting Parties may acquire and own without having obtained the Lender Consent until the Lender Consent has been obtained, and, thereafter, the maximum number of Common Shares which the Requesting Parties may acquire and own under the Lender Consent and (y) one hundred and four percent (104%) of the issued and outstanding Common Shares Constructively Owned by the Requesting Parties on March 31, 2017).

“MGCL” means the Maryland General Corporation Law.

“Ownership Limit” has the meaning set forth in the Company’s Charter.

“Parties” means the Company and the Requesting Parties.

“Permitted Transfer” means any of the following:

(a)           the Transfer of any Lock-Up Shares to one or more Permitted Transferees;

(b)           a pledge of any Lock-Up Shares that creates a security interest in the pledged Lock-Up Shares pursuant to a bona fide loan or indebtedness transaction, in each case, with a third party lender that makes the loan in the ordinary course of its business, so long as a Requesting Party or one or more Permitted Transferees, as the case may be, continue(s) to exercise exclusive voting control over the pledged Lock-Up Shares; provided, however, that a foreclosure on the pledged Lock-Up Shares or other action that would result in a Transfer of the pledged Lock-Up Shares to the pledgee shall not be a “Permitted Transfer” within the meaning of this paragraph (b) of this definition unless the pledgee is a Permitted Transferee;

(c)           the existence or creation of a testamentary power of appointment that may be exercised with respect to any Lock-Up Shares held by a trust; provided, however, that the Transfer of any Lock-Up Shares upon the exercise of a testamentary power of appointment to someone other than a Permitted Transferee shall not be a “Permitted Transfer” within the meaning of this paragraph (c) of this definition;

(d)           any Transfer by will or pursuant to the Laws of descent and distribution by any individual described in paragraph (a) or (b) of the definition of Permitted Transferee; or

(e)           any Transfer to the Company or approved by the FVE Board in its sole discretion.

“Permitted Transferee” means any of the following:

(a)           any Requesting Party;

(b)           any Immediate Family Member of Barry M. Portnoy or Adam D. Portnoy or any lineal descendant of any such Immediate Family Member; and

(c)           any Entity that is majority Controlled by any Person or Persons referenced in paragraphs (a) or (b) of this definition; provided, however, such Entity shall be a Permitted Transferee only for so long as it is majority Controlled by such Person(s).

For purposes of this definition, “lineal descendants” shall not include individuals adopted after attaining the age of eighteen (18) years and the adopted individual’s descendants.

“Person” means and includes any natural person (whether acting on his or her own behalf or in a representative or fiduciary capacity) or Entity.

“Piggy-Back Registration” is defined in Section 7.2(a).

“Proposed Acquisition” means the purchase of up to an aggregate of eighteen million (18,000,000) Common Shares by Purchaser (or one or more Requesting Parties) after the date hereof and prior to March 31, 2017 pursuant to the Tender Offer or one or more other tender offers, open market purchases or privately negotiated purchases, provided that the purchase price per Common Share in the Tender Offer or any other tender offers, open market purchases or privately negotiated purchases is not less than the closing price of the Common Shares on the Stock Exchange on the last trading day immediately preceding the announcement of the Tender Offer or other tender offer, open market purchase or privately negotiated purchase.

“Prospectus” means a prospectus relating to a Registration Statement, as amended or supplemented, including all materials incorporated by reference in such Prospectus.

“Public Company” means an Entity, the equity securities of which are registered under the 1934 Act, and shall include its subsidiaries.

“Purchaser” is defined in the preamble to this Agreement.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document under the 1933 Act and such registration statement becoming effective.

“Registered Offering Cap” is defined in Section 7.1(c).

“Registrable Securities” means any Common Shares acquired by Purchaser pursuant to the Proposed Acquisition (including any shares of capital stock of the Company issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization) and owned by any Requesting Party or Permitted Transferee; provided; however, that such Common Shares shall cease to be Registrable Securities hereunder, as of any date, when: (a) a Registration Statement with respect to the sale of such Common Shares shall have become effective under the 1933 Act and such Common Shares shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such Common Shares shall have been otherwise transferred pursuant to Rule 144 under the 1933 Act or pursuant to any other exemption from registration under the 1933 Act and new share certificates or share statements for such Common Shares not bearing or containing any restrictive legend or notation with respect to transferability under the 1933 Act shall have been delivered by the Company or its transfer agent, and subsequent public distribution of such Common Shares shall not require registration under the 1933 Act or exemption from registration under the 1933 Act; (c) such Common Shares are saleable immediately in their entirety without condition or limitation pursuant to Rule 144 under the 1933 Act; or (d) such Common Shares shall cease to be outstanding.

“Registration Period” means the period beginning on the day after the end of the Lock-Up Period and ending at such date and time at which no Requesting Party or Permitted Transferee owns any Registrable Securities.

“Registration Statement” means any registration statement filed by the Company with the SEC in compliance with the 1933 Act for a public offering and sale of Common Shares (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity), as amended or supplemented, including all materials incorporated by reference in such registration statement.

“Related Person” means any “affiliate” or “associate” (as those terms are defined in Subtitle 6 of Title 3 of the MGCL) of a Requesting Party.

“Representative” of a Person means and includes any director, trustee, officer, employee or agent of such Person or any Controlled Affiliate of such Person and any financial advisor, attorney, accountant, consultant, banker or other advisor acting on behalf of or in concert with such Person or such Person’s Controlled Affiliates.

“Requesting Parties” means ABP, Purchaser, Barry M. Portnoy and Adam D. Portnoy.

“RMR LLC” means The RMR Group LLC, a Maryland limited liability company.

“SEC” means the U.S. Securities and Exchange Commission.

“Shelf Offering” is defined in Section 8.2.

“Shelf Registration” is defined in Section 7.1(a).

“SNH” means Senior Housing Properties Trust, a Maryland real estate investment trust.

“SNH’s Charter” means the Articles of Amendment and Restatement of SNH, as amended and supplemented.

“SNH Consent” is defined in Section 3.1.

“Standstill Term” is defined in Section 5.1.

“Stock Exchange” means any national securities exchange, as defined under the 1934 Act, on which the Common Shares trade.

“Subject Party” is defined in Section 10.4(b).

“Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Company or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code (or any successor statute).

“Tender Offer” means the tender offer by Purchaser for up to an aggregate of eighteen million (18,000,000) Common Shares.

“Transfer” means, with respect to Lock-Up Shares, any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) any interest (legal or beneficial) in (a) any Lock-Up Shares or (b) any equity or other interest (legal or beneficial) in the Person holding the Lock-Up Shares; provided, however, that the term “Transfer” does not include any revocable proxy granted by a Person or any exercise of rights by an executor, administrator, trustee, committee, guardian, conservator or receiver of a Requesting Party or a Permitted Transferee, including the sale of Lock-Up Shares to pay any applicable estate taxes.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering.

SECTION 1.2  Construction.

(a)           Unless the context otherwise requires, as used in this Agreement: (i) “or” is not exclusive; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) references to “written,” “in writing” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (v) words of one gender shall be construed to apply to each gender; (vi) all pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require; (vii) “Articles” and “Sections,” refer to Articles and Sections of this Agreement unless otherwise specified; (viii) “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ix) “dollars” and “$” mean United States Dollars; and (x) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.”

(b)                                 Descriptive headings herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

ARTICLE II

COMPANY CONSENTS

SECTION 2.1  Company Consents.  Subject to the terms and conditions of this Agreement, the FVE Board:

(a)                                 has approved the Proposed Acquisition and any future transfer of ownership of Common Shares upon the death of a Requesting Party who is an individual to his estate or spouse under Sections 3-601(j)(3) and 3-603(c)(1)(ii) of the MGCL so that: (i) no Requesting Party, Related Person or, upon the death of a Requesting Party who is an individual, the estate or spouse of such Requesting Party, will be an “interested stockholder” (as defined in and for the purposes of Section 3-601 of the MGCL) as a result of the Proposed Acquisition or any such future transfer and their beneficial ownership of Common Shares up to their applicable Excepted Holder Limit; (ii) the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL do not apply to (x) the Proposed Acquisition, (y) any future transfer of ownership of Common Shares upon the death of a Requesting Party who is an individual to his estate or spouse or (z) any Requesting Party or Related Person as a result of the Proposed Acquisition; and (iii) any future business combination with (x) any Requesting Party or Related Person or (y) upon the death of any such Requesting Party who is an individual, such Requesting Party’s estate or spouse, are exempted from the provisions of Section 3-602 of the MGCL;

(b)                                 has approved the Proposed Acquisition under Section 9.3 of Article IX of the Company’s Bylaws and any other “Transfers” (as that term is defined in the Company’s Bylaws) to a Requesting Party (or from an individual Requesting Party, upon his death, to his estate or spouse) which would otherwise constitute a “5-percent Transaction” (as that term is defined in the Company’s Bylaws) to the extent that after such Transfer, the Requesting Parties’ (inclusive of his estate’s or spouse’s, as so described) Constructive Ownership of Common Shares does not exceed the Maximum Shares;

(c)                                  has approved the grant to the Requesting Parties (inclusive of the estate and/or spouse of any Requesting Party who is an individual to the extent Common Shares Constructively Owned by such Requesting Party are transferred to such estate or spouse upon the death of such Requesting Party) of an exception to the Ownership Limit so that the Requesting Parties (inclusive of such estates and spouses, as so described) may Constructively Own, in the aggregate, up to the Maximum Shares and the Requesting Parties (inclusive of such estates and spouses, as so described) collectively are deemed to be an Excepted Holder with an Excepted Holder Limit equal to the Maximum Shares; provided, however, that the Requesting Parties (inclusive of such estates and spouses, as so described) shall not be in breach of the Excepted Holder Limit to the extent that their aggregate Constructive Ownership of Common Shares exceeds their Excepted Holder Limit as a result of (i) a reduction in the number of issued and outstanding Common Shares (whether due to a redemption, forfeiture, share buyback, reverse stock split or similar transaction effected by the Company or any of its subsidiaries), or (ii) a distribution that is made generally to holders of Common Shares (or other equity securities of the Company) as a result of their ownership of Common Shares (or other equity securities of the Company) including, without limitation, pursuant to a shareholder rights plan or similar plan or agreement; and

(d)                                 has approved the grant to each Collateral Person of an exception to the Ownership Limit so that such Collateral Person may Constructively Own Common Shares solely as a result of attribution under the Code from one or more of the Requesting Parties (inclusive of estates and spouses, upon the death of a Requesting Party who is an individual), SNH and RMR LLC, and such Collateral Person is deemed to be an Excepted Holder with an Excepted Holder Limit that equals the percentage of Common Shares so attributed to it, except that the Excepted Holder Limit for RMR LLC shall be an additional one percent (1.0%) higher to permit it to directly own Common Shares issued solely as a result of the issuance of Equity Grant Shares, and that the Excepted Holder Limit for a Family Member of a Requesting Party who is an individual shall be an additional two-tenths of one percent (0.2%) higher to permit such individual to actually own Common Shares or Constructively Own Common Shares from other sources.

ARTICLE III

CONDITIONS TO CONSENTS

The effectiveness of Article II and the Company Consents is subject to the satisfaction of the following terms and conditions:

SECTION 3.1  Consent and Waiver of SNH.  The Requesting Parties shall have obtained (i) the written consent of SNH to the granting of the exceptions to the Ownership Limit to the Requesting Parties and the Collateral Persons by the FVE Board described in Sections 2.1(c) and 2.1(d) and (ii) a written waiver from SNH, on behalf of itself and its subsidiaries, of any default or event of default under any lease, management or other agreement between or among the Company and SNH, or any of their subsidiaries, arising or resulting from the consummation of the Proposed Acquisition or the granting of such exceptions. Such written consent and waiver shall be for the benefit of the Company, the Requesting Parties and the Collateral Persons and otherwise in such form as is satisfactory to the FVE Board in its sole discretion (the “SNH Consent”) and all conditions to the effectiveness of the SNH Consent set forth therein shall have been satisfied.

SECTION 3.2  Consent and Waiver of Lenders.  The Requesting Parties shall have obtained, prior to the earlier of: (i) either the announcement of the commencement of, or any increase in the number of, Common Shares subject to, the Tender Offer, such that the number of Common Shares that could be acquired by Purchaser under the Tender Offer represents thirty-five percent (35%) or more of the combined voting power of all Voting Interests (as defined in the Credit Agreement) of the Company and (ii) the date the Requesting Parties, in the aggregate, have beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act), directly or indirectly, of Voting Interests of the Company (or other securities convertible into Voting Interests) representing thirty-five percent (35%) or more of the combined voting power of all Voting Interests of the Company, the written consent of the Required Lenders (as defined in the Credit Agreement) to such acquisition and a written waiver from the Required Lenders of any default or event of default under the Credit Agreement arising or resulting from such acquisition (such consent and waiver, the “Lender Consent”). The Lender Consent shall be for the benefit of the Company and the Requesting Parties and otherwise in such form as is satisfactory to the FVE Board in its sole discretion.

SECTION 3.3  Execution of Agreement.  The Requesting Parties shall have executed and delivered this Agreement.

SECTION 3.4  Representations and Warranties.  The representations and warranties of the Requesting Parties set forth in this Agreement shall be true and correct as of the date of this Agreement in all material respects.

SECTION 3.5  Commencement of Tender Offer.  The Tender Offer shall have commenced with respect to at least five million (5,000,000) Common Shares on or before December 31, 2016.

SECTION 3.6  Regulatory Approvals.  Any approval, permit, authorization, license or consent of any Governmental Entity required to be obtained by the Company, SNH or any of their respective subsidiaries as a result of any acquisition of Common Shares by any one or more of the Requesting

Parties pursuant to the Proposed Acquisition shall have been obtained or, in the judgment of the FVE Board, is expected to be timely obtained, on terms satisfactory to the FVE Board.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1  Representations and Warranties of the Company.  The Company hereby represents and warrants to the Requesting Parties as follows:

(a)                                 The Company has full legal right, power and authority to enter into, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by the FVE Board and the Independent Directors of the Company, acting separately, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the performance of this Agreement by the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(b)                                 The FVE Board, at a duly called and held meeting, has taken all action necessary to approve and grant the Company Consents subject to satisfaction of the conditions set forth in Article III, and such actions remain in full force and effect.

(c)                                  No material consent, approval, authorization, license, clearance, filing or registration of or with any third Person, excluding any Governmental Entity, is required in order to permit the Company to execute, deliver or perform this Agreement, except for the SNH Consent and, if required, the Lender Consent, and those that have been obtained, made, or waived.

SECTION 4.2  Representations and Warranties of the Requesting Parties.  The Requesting Parties hereby jointly and severally represent and warrant to the Company as follows:

(a)                                 Each Requesting Party that is not an individual is a trust or limited liability company, duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of formation or organization, as applicable.

(b)                                 Each Requesting Party that is not an individual has all trust, or limited liability company, as applicable, power and authority, and each Requesting Party who is an individual has the capacity, to enter into, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by each Requesting Party that is not an individual have been duly and validly authorized by its board of directors, trustees, manager or other governing body, as applicable, and no other trust, or limited liability company, as applicable, proceedings on the part of such Requesting Party is necessary to authorize this Agreement or the performance of this Agreement by such Requesting Party. This Agreement has been duly and validly executed and delivered by each Requesting Party and constitutes a valid, legal and binding agreement of such Requesting Party, enforceable against such party in accordance with its terms.

(c)                                  No consent, approval, authorization, license, clearance, filing or registration of or with any Governmental Entity or third Person is required in order to permit any Requesting Party to execute, deliver or perform this Agreement or consummate the Proposed Acquisition, except for the SNH Consent and, if required, the Lender Consent, and those that have been obtained, made, or waived, or, in the case of the consummation of the Proposed Acquisition, will be obtained prior to such consummation.

(d)                                 The Requesting Parties do not actually own or Constructively Own (as defined in SNH’s Charter) five percent (5%) or more of any class of shares of beneficial interest of SNH. RMR LLC does not actually own more than one percent (1%) of any class of shares of capital stock of the Company. To the knowledge of the Requesting Parties, no Person to whom Common Shares are attributed from a Requesting Party under the Code (other than another Requesting Party or RMR LLC or SNH) actually owns any shares of capital stock of the Company, except that a Family Member of a Requesting Party may Constructively Own Common Shares of up to two-tenths of one percent (0.2%) by virtue of Constructive Ownership other than on account of attribution under the Code from a Requesting Party.

(e)                                  The Requesting Parties have all necessary funding to consummate the Proposed Acquisition and the availability of such funds is not in any way conditioned upon or qualified by any Requesting Party’s ability to obtain financing of any type or nature whatsoever, including, without limitation, debt financings or equity investments.

ARTICLE V

STANDSTILL PROVISIONS AND OTHER COVENANTS

SECTION 5.1  Standstill Agreement.  Each Requesting Party agrees that, except as may be approved by the FVE Board in its sole discretion, for a period commencing on the date hereof and ending on the date that is ten (10) years after the date hereof (such period, the “Standstill Term”), such Requesting Party will not, and will cause its Controlled Affiliates, Permitted Transferees and Representatives to not, in any manner, directly or indirectly, either alone or in concert with one or more other Person(s):

(a)                                 effect or seek, offer or propose (whether publicly or otherwise) to effect, cause, participate in or in any way advise, assist or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect, cause or participate in, (A) any tender or exchange offer, merger or other business combination or extraordinary transaction involving, or any sale of all or a substantial portion of the assets of, the Company or any of its subsidiaries, other than the Proposed Acquisition; (B) any recapitalization, restructuring, liquidation or dissolution with respect to the Company or any of its subsidiaries; or (C) any “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 of Regulation 14A under the 1934 Act) or consents to vote any Common Shares or other voting securities of the Company;

(b)                                 deposit any Common Shares or other voting securities of the Company in a voting trust or subject Common Shares or other voting securities of the Company to a voting agreement or other agreement or arrangement with respect to the voting of such shares or securities, other than with other Requesting Parties of this Agreement;

(c)                                  publicly request that the Company amend or waive any provision of this Agreement;

(d)                                 take any action (including any public announcement or communication with or to the Company) which would reasonably be expected to result in the Company making a public announcement regarding any of the types of matters set forth in this Section 5.1; or

(e)                                  encourage, assist or enter into any discussions or arrangements with any third party with respect to any of the foregoing.

Nothing in Section 5.1 of this Agreement shall be deemed to (1) restrict or limit the Requesting Parties’ ability to discuss any matter confidentially with the Chief Executive Officer or Chief Financial Officer of the Company or with the FVE Board or any member of the FVE Board or to communicate, on a confidential basis, with their own Representatives; (2) restrict any director, officer, or manager of any Requesting Party or any of its Controlled Affiliates (including any Requesting Party acting in such capacity) from acting in his, her or its capacity as a director, trustee, officer or manager of any Public Company (including the Company) in accordance with his or her fiduciary, statutory, contractual or similar duties to such Entity or the stockholders thereof; or (3) restrict any Public Company that is not Controlled by a Requesting Party. For the avoidance of doubt, nothing in this Agreement shall be construed to prevent any Person who is a director, officer, manager or employee of the Company from performing any duties in such capacity, including, without limitation, discussing, considering or voting on any matter, interacting with the Board and/or management of the Company or from participating in any activity of the Board and/or the Company.

SECTION 5.2  Approval under Section 3-601(j)(3) of the MGCL and Section 9.3 of Article IX of the Company’s Bylaws and Exception to the Ownership Limit.  It is expressly agreed by the Requesting Parties that the Company Consents are predicated upon the compliance by the Requesting Parties and their Controlled Affiliates with the terms and conditions of this Agreement, and the material breach of any of the terms of this Agreement by any Requesting Party will have the effect, if not cured by such Requesting Party on or before the date that is five (5) calendar days after delivery of written notice thereof by the FVE Board to such Requesting Party, of nullifying the approval of the FVE Board of the Proposed Acquisition under Section 3-601(j)(3) of the MGCL. Each Requesting Party agrees that from and after such nullification (a) it will be subject to (i) the provisions of Section 3-601(j)(3) of the MGCL as an “interested stockholder,” (ii) the restrictions in Article IX of the Company’s Bylaws and (iii) the Ownership Limit and the restrictions and other provisions of Article VI of the Company’s Charter, and (b) the FVE Board shall be deemed not to have approved the Proposed Acquisition for purposes of Section 3-601(j)(3) of the MGCL or the restrictions in Article IX of the Company’s Bylaws and to not have granted to the Requesting Parties any exception to the Ownership Limit or other restrictions and provisions of Article VI of the Company’s Charter. This Section 5.2 shall be in addition to and not in limitation of any other remedies for breach of this Agreement.

SECTION 5.3  Termination.  The restrictions contained in Section 5.1 of this Agreement shall terminate and be of no further force and effect upon the earliest of:

(a)                                 the expiration of the Standstill Term;

(b)                                 the date on which the Company enters into a definitive binding agreement for a transaction that, if consummated, would result in a Company Change of Control;

(c)                                  the date on which the FVE Board otherwise approves and recommends that the Company’s stockholders accept a transaction (including, without limitation, a tender offer) that, if consummated, would result in a Company Change of Control; and

(d)                                 the consummation of a Company Change of Control.

Nothing in this Section 5.3 shall relieve a Requesting Party from liability or responsibility for any material breach of an obligation of this Agreement which breach arose prior to termination pursuant to this Section 5.3, and any such termination shall be without prejudice to the rights and remedies of the Company with respect to such breach.

SECTION 5.4  SNH Ownership.  In order to assist SNH and the Company with compliance under Section 856(d)(3) of the Code (specifically with respect to an “independent contractor” being sufficiently unrelated from any real estate investment trust that engages it), the Requesting Parties agree to notify SNH and the Company of acquisition(s) of shares of beneficial interest of SNH that they or any of their Affiliates might make (or of any other event) that could reasonably be expected to cause the Requesting Parties to actually own or Constructively Own (as defined in SNH’s Charter) five percent (5%) or more of any class of shares of beneficial interest of SNH. The Requesting Parties agree to coordinate with SNH and the Company in respect of their compliance with Section 856(d)(3) of the Code to the extent reasonably requested by SNH or the Company, including the Requested Parties refraining, and causing their Affiliates to refrain, from an acquisition of shares of beneficial interest of SNH if such acquisition would cause the Requesting Parties to actually own or Constructively Own (as defined in SNH’s Charter) five percent (5%) or more of any class of shares of beneficial interest of SNH. For the avoidance of doubt, the Requesting Parties shall not be required pursuant to this Section 5.4 to divest any of the Common Shares that they may own as of the date hereof or acquire pursuant to the Proposed Acquisition.

SECTION 5.5  Estate Planning.  Upon the request of a Requesting Party who is an individual and in connection with a proposed transfer of Common Shares actually owned or Constructively Owned by such Requesting Party to a Family Member for estate planning purposes, the FVE Board will consider in good faith a request by such Requesting Party to grant such exceptions to the Ownership Limit and to the restrictions on Transfers constituting “5-percent Transactions” (as that term is defined in the Company’s Bylaws) as may be necessary to permit such transfers, it being understood that the decision to grant any such exceptions will be in the sole discretion of the FVE Board.

ARTICLE VI

LOCK-UP

SECTION 6.1  Restrictions on Transfer of Common Shares.  Each Requesting Party agrees that, during the Lock-Up Period, it will not Transfer any Lock-Up Shares or publicly announce an intention to effect any Transfer of Lock-Up Shares other than a Permitted Transfer; provided, however, that upon any Permitted Transfer each Permitted Transferee in such Transfer shall agree in writing to be bound by the restrictions set forth in this Agreement, including this Section 6.1.

SECTION 6.2  Legend.  At the request of the Company, all share certificates or share statements evidencing Lock-Up Shares shall bear or contain a legend or notation substantially in the following form (or in such other form as the FVE Board may determine):

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE / STATEMENT] ARE SUBJECT TO RESTRICTIONS ON TRANSFER SPECIFIED IN A CONSENT, STANDSTILL, REGISTRATION RIGHTS AND LOCK-UP AGREEMENT WITH THE CORPORATION, AS THE SAME MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND THE CORPORATION RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SPECIFIED CONDITIONS HAVE BEEN FULFILLED. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

The term “Corporation” shall mean the Company for purposes of the above legend.

SECTION 6.3  Stop Transfer.  The Company and its transfer agent are hereby authorized to decline to make any Transfer of Lock-Up Shares if such Transfer would constitute a violation or breach of Section 6.1 and each Requesting Party agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against any Transfer of the Lock-Up Shares not made in compliance with Section 6.1.

ARTICLE VII

REGISTRATION RIGHTS

SECTION 7.1  Demand Registration.

(a)  General Request for Registration.  At any time during the Registration Period, any Requesting Party may make a written demand for registration under the 1933 Act of twenty-five percent (25%) or more of the Registrable Securities owned by the Requesting Parties, in aggregate. Any such written demand for a registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company shall provide a copy of any such written demand to each other Requesting Party and each such other Requesting Party shall have the option to join in such demand for registration by making its own written demand for a Demand Registration to the Company within five (5) Business Days thereafter. The registration so demanded by one or more Requesting Parties is referred to herein as a “Demand Registration” and the Requesting Parties making such requests as “Demanding Shareholders.” If the Company is eligible to utilize a Registration Statement on Form S-3 to sell securities in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the 1933 Act (a “Shelf Registration”), any Demand Registration made pursuant to this Section 7.1(a) shall, at the option of Demanding Shareholder(s) holding a majority of the Registrable Securities subject to the Demand Registration, be a demand for a Shelf Registration. For the avoidance of doubt, if a Shelf Registration is so requested pursuant to this Section 7.1(a), any reference to a Demand Registration in this Agreement also refers to a Shelf Registration.

(b)  Underwritten Offering.  If Demanding Shareholder(s) holding a majority of the Registrable Securities subject to the Demand Registration so advise the Company as part of their written demand(s) for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such case, each Demanding Shareholder shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such underwriting by the Requesting Parties holding a majority of the Registrable Securities subject to the Demand Registration (which Underwriter(s) shall be reasonably acceptable to the Company), complete and execute any questionnaires, powers of attorney, indemnities, lock-up agreements, securities escrow agreements and other documents reasonably required or which are otherwise customary under the terms of such underwriting agreement and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement.

(c)  Reduction of Offering.  If the managing Underwriter(s) for a Demand Registration that is to be an underwritten offering advise(s) the Company and each Demanding Shareholder that the dollar amount or number of Registrable Securities which Demanding Shareholder(s) desire(s) to sell, taken together with all other Common Shares or other securities which Demanding Shareholder(s) have agreed may be included in the offering, exceeds the maximum dollar amount or maximum number of Common Shares or other securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of Common Shares or other securities, as applicable, the “Registered Offering Cap”), then the Company shall include in such registration: (i) first, the Registrable Securities which Demanding Shareholder(s) have demanded be included in the Demand Registration; provided, however, if the aggregate number of Registrable Securities as to which Demand Registration has been requested exceeds the Registered Offering Cap, then the number of Registrable Securities that may be included shall be reduced to the Registered Offering Cap and the participation in the Demand Registration shall be allocated to Demanding Shareholders pro rata (in accordance with the number of Registrable Securities which each Demanding Shareholder has requested be included in the Demand Registration); (ii) second, to the extent that the Registered Offering Cap has not been reached under the foregoing clause (i), the Common Shares or other securities that the Company desires to sell that can be sold without exceeding the Registered Offering Cap; and (iii) third, to the extent that the Registered Offering Cap has not been reached under the foregoing clauses (i) and (ii), the Common Shares or other securities for the account of other security holders of the Company that can be sold without exceeding the Registered Offering Cap.

(d)  Withdrawal.  In the case of a Demand Registration, if a Demanding Shareholder disapproves of the terms of any underwriting or is not entitled to include all of its Registrable Securities in any offering, such Demanding Shareholder may elect to withdraw from such offering no later than the time at which the public offering price and underwriters’ discount are determined with the Underwriter(s) by giving written notice to the Company and the Underwriter(s) of its request to withdraw. In such event, if there are no other Requesting Parties included in the Demand Registration, the Company need not proceed with the offering. If such Demanding Shareholder’s withdrawal is based on (i) a material adverse change in circumstances with respect to the Company and not known to such Demanding Shareholder at the time such Demanding

Shareholder makes its written demand for such Demand Registration, (ii) the Company’s failure to comply with its obligations under this Agreement or (iii) a reduction pursuant to Section 7.1(c) of ten percent (10%) or more of the number of Registrable Securities which Demanding Shareholder has requested be included in the Demand Registration, such registration shall not count as a Demand Registration for purposes of Section 8.1(a)(3) or Section 8.1(a)(5). If such Demanding Shareholder’s withdrawal is based on the circumstances described in clause (i) or (ii) of the preceding sentence, the Company shall pay or reimburse all expenses otherwise payable or reimbursable by the Demanding Shareholder in connection with such Demand Registration pursuant to Section 8.3 and such registration shall not count as a Demand Registration for purposes of Section 8.1(a)(3) or Section 8.1(a)(5).

SECTION 7.2  Piggy-Back Registration.

(a)  Piggy-Back Rights.  If, at any time during the Registration Period, the Company proposes to file a Registration Statement under the 1933 Act with respect to an offering of Common Shares, or securities or other obligations exercisable or exchangeable for, or convertible into, Common Shares, by the Company for its own account or for any other shareholder of the Company for such shareholder’s account, other than a Registration Statement (i) filed in connection with any employee benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt securities convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) filed on Form S-4 (or successor form), then the Company shall (x) give written notice of such proposed filing to each Requesting Party as soon as practicable but in no event less than ten (10) Business Days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, of the offering and (y) offer to each Requesting Party in such notice the opportunity to register the sale of such number of its Registrable Securities as such Requesting Party may request in writing within five (5) Business Days following receipt of such notice (a “Piggy-Back Registration”). If a Requesting Party so requests to register the sale of some of its Registrable Securities, the Company shall cause such Registrable Securities to be included in the Registration Statement and shall use commercially reasonable efforts to cause the managing Underwriter(s) of the proposed underwritten offering to permit the Registrable Securities requested to be included in the Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and other shareholders of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If the Piggy-Back Registration involves one or more Underwriters, each Requesting Party shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Piggy-Back Registration by the Company, complete and execute any questionnaires, powers of attorney, indemnities, lock-up agreements, securities escrow agreements and other documents reasonably required or which are otherwise customary under the terms of such underwriting agreement and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement or such information that is otherwise customary.

(b)  Reduction of Offering.  If the managing Underwriter(s) for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities that the dollar amount or number of Common Shares or other securities which the Company desires to sell, taken together with Common Shares or other securities, if any, as to which registration has been requested pursuant to written contractual arrangements with Requesting Parties and other Persons, the Registrable Securities as to which registration has been requested under this Section 7.2, and the Common Shares or other securities, if any, as to which registration has been requested pursuant to the written contractual demand or piggy-back registration rights of other shareholders of the Company, exceeds the Registered Offering Cap, then the Company shall include in any such registration:

(1)                                 If the registration is undertaken for the Company’s account: (x) first, the shares or other securities that the Company desires to sell that can be sold without exceeding the Registered Offering Cap; and (y) second, to the extent that the Registered Offering Cap has not been reached under the foregoing clause (x), the shares or other securities, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of Common Shares or other securities which each such person has actually requested to be included in such registration, regardless of the number of shares or other securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Registered Offering Cap; and

(2)                                 If the registration is a “demand” registration undertaken at the demand of Persons, other than a Requesting Party or Permitted Transferee, pursuant to written contractual arrangements with such Persons, (x) first, the Common Shares or other securities for the account of the demanding Persons that can be sold without exceeding the Registered Offering Cap; (y) second, to the extent that the Registered Offering Cap has not been reached under the foregoing clause (x), the Common Shares or other securities that the Company desires to sell that can be sold without exceeding the Registered Offering Cap; and (z) third, to the extent that the Registered Offering Cap has not been reached under the foregoing clauses (x) and (y), the shares or other securities, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights, which other shareholders desire to sell (pro rata in accordance with the number of Common Shares or other securities which each such Person has actually requested to be included in such registration, regardless of the number of Common Shares or other securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Registered Offering Cap.

(c)  Withdrawal.  Any Requesting Party may elect to withdraw its request for inclusion of its Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw no later than the time at which the public offering price and underwriters’ discount are determined with the Underwriter(s). The Company may also elect to withdraw from a registration at any time no later than the time at which the public offering price and underwriters’ discount are determined with the Underwriter(s). If a Requesting Party’s withdrawal is based on the Company’s failure to comply with its obligations under this Agreement, the Company shall pay or reimburse all expenses otherwise payable or reimbursable by such Requesting Party in connection with such Piggy-Back Registration pursuant to Section 8.3.

ARTICLE VIII

REGISTRATION PROCEDURES

SECTION 8.1  Filings; Information.  Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Article VII, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

(a)  Filing Registration Statement.  The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 7.1, prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder and the intended method(s) of distribution thereof, and shall use commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period required by Section 8.1(c); provided, however, that:

(1)                                 In the case of demand under Section 7.1 for a Shelf Registration, the Registration Statement shall be on Form S-3;

(2)                                 the Company shall have the right to defer any Demand Registration and any Piggy-Back Registration for a reasonable period of time if, in the good faith judgment of the Board of Directors or the officers of the Company (and the Company shall furnish to the holders a confirmatory certificate signed by a principal executive officer or principal financial officer of the Company), it would (A) materially interfere with a significant acquisition, disposition, financing or other transaction involving the Company, (B) result in the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential that is not then otherwise required to be disclosed or (C) render the Company unable to comply with requirements under the 1933 Act or the 1934 Act; in such event, (i) if the applicable Registration Statement has become effective, each Requesting Party will forthwith discontinue (or cause the discontinuance of) disposition of Registrable Securities until it is advised by the Company that the use of such Registration Statement may be resumed or (ii) each Requesting Party shall be entitled to withdraw its request for the filing of the applicable Registration Statement and, if such request is withdrawn, such request shall not count as one of the permitted requests for registration hereunder and the Company shall pay all customary costs and expenses in connection with such withdrawn registration; provided, further, however, that the Company may not exercise the right set forth in this subsection (2) in respect of a request by a Requesting Party, for more than one hundred eighty (180) days in any 365-day period in respect of a Demand Registration (including in such one hundred eighty (180) days, any deferral under subsection (4) of this Section 8.1(a) if the Registration Statement was not timely filed thereunder);

(3)                                 the Company shall not be obligated to effect any registration of Registrable Securities upon receipt of a written demand for a Demand Registration if the Company has already completed two (2) Demand Registrations requested by a Requesting Party within the past twelve (12) month period;

(4)                                 the Company shall not then be obligated to effect any registration of Registrable Securities upon receipt of a written demand for a Demand Registration if the Company shall furnish to the demanding Requesting Parties a certificate signed by a principal executive officer or principal financial officer of the Company stating that the Company expects to file, within ninety (90) days of receipt of the written demand for a Demand Registration, a Registration Statement and offer to each Requesting Party the opportunity to register its Registrable Securities thereunder in accordance with Section 7.2;

(5)                                 the Company shall not be obligated to effect any registration of Registrable Securities upon receipt of a written demand for a Demand Registration from a Requesting Party if the Company has, within the ninety (90) day period preceding the date of the written demand for a Demand Registration, already effected a Demand Registration;

(6)                                 the Company shall not be obligated to effect any registration of Registrable Securities upon receipt of a written demand for a Demand Registration if all Registrable Securities could be sold within ninety (90) days pursuant to Rule 144 under the 1933 Act; and

(7)                                 the Company shall not be obligated to effect any registration of Registrable Securities upon receipt of a written demand for a Demand Registration if all Registrable

Securities are proposed to be offered at an expected aggregate offering price of less than $50.0 million (net of registration expenses set forth in Section 8.3), provided, that this clause (7) shall not apply to a Shelf Registration.

(b)  Copies.  If a Requesting Party has included Registrable Securities in a registration, the Company shall, prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish to such Requesting Party and its counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as such Requesting Party or counsel for such Requesting Party may reasonably request in order to facilitate the disposition of the Registrable Securities included in such registration.

(c)  Amendments and Supplements.  If a Requesting Party has included Registrable Securities in a registration, the Company shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the 1933 Act until all Registrable Securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days, plus any period during which any such disposition is interfered with by any stop order or injunction of the SEC or any Governmental Entity) or such securities have been withdrawn.

(d)  Notification.  If a Requesting Party has included Registrable Securities in a registration, after the filing of the Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify such Requesting Party of such filing, and shall further notify such Requesting Party promptly and confirm such notification in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order (and the Company shall use reasonable best efforts to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to such Requesting Party any such supplement or amendment; except that before filing with the SEC a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to such Requesting Party and to its counsel, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Requesting Party and its counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or Prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such Requesting Party or its counsel shall reasonably object.

(e)  State Securities Laws Compliance.  If a Requesting Party has included Registrable Securities in a registration, the Company shall use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as such Requesting Party (in light of the intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other federal or state authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable such Requesting Party to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8.1(e) or subject itself to taxation in any such jurisdiction.

(f)  Agreements for Disposition.  If a Requesting Party has included Registrable Securities in a registration, (i) the Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and use commercially reasonable efforts to take such other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities and (ii) the representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the applicable Requesting Parties. For the avoidance of doubt, no Requesting Party may require the Company to accept terms, conditions or provisions in any such agreement which the Company determines are not reasonably acceptable to the Company, notwithstanding any agreement to the contrary herein. No Requesting Party including Registrable Shares in a registration shall be required to make any representations or warranties in the underwriting agreement except as reasonably requested by the Underwriters or the Company and, if applicable, with respect to such Requesting Party’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Requesting Party’s material agreements and organizational documents, and with respect to written information relating to such Requesting Party that such Requesting Party has furnished in writing expressly for inclusion in such Registration Statement, in each case, as applicable to such Requesting Party. Each Requesting Party which has included Registrable Securities in a registration shall, however, agree to such covenants and indemnification and contribution obligations for selling stockholders as are reasonable and customarily contained in agreements of that type.

(g)  Cooperation.  The Company shall cooperate in any offering of Registrable Securities under this Agreement, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors. Each Requesting Party shall cooperate in the preparation of the Registration Statement and other documents relating to any offering in which it includes securities pursuant to this Agreement. If a Requesting Party has included Registrable Securities in a registration, such Requesting Party shall also furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method(s) of disposition of such securities as the Company and/or its counsel shall reasonably request in order to assure full compliance with applicable provisions of the 1933 Act and the 1934 Act in connection with the registration of the Registrable Securities.

(h)  Records.  If a Requesting Party has included Registrable Securities in a registration, upon reasonable notice and during normal business hours, subject to the Company receiving any customary confidentiality undertakings or agreements, the Company shall make available for inspection by Requesting Parties, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by a Requesting Party or any Underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and shall cause the Company’s officers, directors and employees to supply all information reasonably requested by such Requesting Party in connection with such Registration Statement.

(i)  Opinions and Comfort Letters.  If a Requesting Party has included Registrable Securities in a registration, the Company shall use commercially reasonable efforts to furnish to each Requesting Party signed counterparts, addressed to such Requesting Party, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter; provided, however, that counsel to the Underwriter shall have exclusive authority to negotiate the terms thereof. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each Requesting Party, at any time that such Requesting Party elects to use a Prospectus in connection with an offering of such Requesting Party’s Registrable Securities, an opinion of counsel to the Company to the effect that the Registration Statement containing such Prospectus has been declared effective, that no stop order is in effect, and such other matters as Persons holding a majority of the Registrable Securities subject to the registration may reasonably request as would customarily have been addressed in an opinion of counsel to the Company delivered to an Underwriter.

(j)  Earning Statement.  The Company shall comply with all applicable rules and regulations of the SEC and the 1933 Act, and make generally available to its shareholders, as soon as practicable, an earning statement satisfying the provisions of Section 11(a) of the 1933 Act, provided that the Company will be deemed to have complied with this Section 8.1(j) if the earning statement satisfies the provisions of Rule 158 under the 1933 Act.

(k)  Listing.  The Company shall use commercially reasonable efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar shares of the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to each Requesting Party whose Registrable Securities are included in the registration.

SECTION 8.2  Shelf Offering.  In the event that a Registration Statement with respect to a Shelf Registration is effective, each Requesting Party may make a written request to sell pursuant to an offering (including an underwritten offering) Registrable Securities available for sale pursuant to such Registration Statement (a “Shelf Offering”) so long as such Registration Statement remains in effect and to the extent permitted under the 1933 Act. Any written request for a Shelf Offering shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Upon receipt of a written request for a Shelf Offering, the Company shall, as expeditiously as possible, use its commercially reasonable efforts to facilitate such Shelf Offering.

SECTION 8.3  Registration Expenses.  Except to the extent expressly provided by Section 7.1(d) or Section 7.2(c) or in connection with a Piggy-Back Registration relating to a registration by the Company on its own initiative (and not as a result of any other person’s or entity’s right to cause the Company to file, cause and effect a registration of the Company securities) and for the Company’s own account (in which case the Company will pay all customary costs and expenses of registration), each Requesting Party whose Registrable Securities are included in the registration shall pay, or promptly reimburse the Company for, its pro rata share of all customary costs and expenses incurred in connection with any Demand Registration effected pursuant to Section 7.1 or Piggy-Back Registration pursuant to Section 7.2, such pro rata share to be in proportion to the number of shares such Requesting Party is selling, after giving effect to any reduction pursuant to Section 7.1(c) or Section 7.2(b), in such Demand or Piggy-Back Registration relative to the total number of shares being sold in the registration, of all customary costs and expenses incurred in connection with such registration, in each case whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) fees imposed by the Financial Industry Regulatory Authority, Inc.; and (v) fees and disbursements of counsel for the Company and fees and expenses for independent registered public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 8.1(i)). The Company shall have no obligation to pay for the fees and expenses of counsel representing any Requesting Party in any Demand Registration or Piggy-Back Registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by any Requesting Party, which underwriting discounts or selling commissions shall be borne solely by such Requesting Party. For the avoidance of doubt, no Requesting Party shall have any obligation to pay any underwriting discounts or selling commissions attributable to the shares being sold by any other Person. Additionally, in an underwritten offering, the Company, the Requesting Parties and any other Person whose Common Shares or other securities are included in the offering shall bear the expenses of the Underwriter(s) pro rata in proportion to the respective amount of shares each is selling in such offering. For the avoidance of doubt, no Requesting Party shall have any obligation to pay, and the Company shall bear, all internal expenses of the Company (including, without limitation, all fees, salaries and expenses of its officers, employees and management) incurred in connection with performing or complying with the Company’s obligations under this Agreement.

SECTION 8.4  Information.  Each Requesting Party shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any of its Registrable Securities under the 1933 Act pursuant to this Agreement and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

SECTION 8.5  Requesting Party Obligations.  No Requesting Party may participate in any underwritten offering pursuant to this Agreement unless such Requesting Party (i) agrees to only sell Registrable Securities on the basis reasonably provided in any underwriting agreement and (ii) completes, executes and delivers any and all questionnaires, lock-up agreements, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably or customarily required by or under the terms of any underwriting agreement or as reasonably requested by the Company.

SECTION 8.6  Lock-Up in an Underwritten Public Offering.  If requested by the Underwriter(s) of a registered underwritten public offering of securities of the Company, a Requesting Party will enter into a lock-up agreement in customary form pursuant to which it shall agree not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, dispose of or hedge, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Common Shares or other securities of the Company or any securities convertible into or exercisable or exchangeable for Common Shares or other securities of the Company (except as part of such registered underwritten public offering or as otherwise permitted by the terms of such lock-up agreement) for a lock-up period that is customary for such an offering.

ARTICLE IX

INDEMNIFICATION

SECTION 9.1  Indemnification by the Company.  The Company shall, to the extent permitted by applicable Law, indemnify and hold harmless each Requesting Party, its subsidiaries, each of their respective directors, trustees, officers, employees, Representatives and agents in their capacity as such and each Person, if any, who controls a Requesting Party within the meaning of the 1933 Act or the 1934 Act, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Indemnified Requesting Persons”) from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including liabilities for all reasonable attorneys’, accountants’, and experts’ fees and expenses (collectively, “Covered Liabilities”), suffered, directly or indirectly, by any Indemnified Requesting Person by reason of or arising out of any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement under which the sale of Registrable Securities was registered under the 1933 Act (or any amendment thereto), or any Prospectus, preliminary Prospectus, or free writing prospectus (as defined in Rule 405 promulgated under the 1933 Act) relating to such Registration Statement, or any amendment thereof or supplement thereto, or by reason of or arising out of the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made), not misleading; provided, however, that (i) the Company will not be liable in any such case to the extent that any such Covered Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company by or on behalf of such Requesting Party expressly for use in such document or documents and (ii) the indemnity agreement contained in this Section 9.1 shall not apply to amounts paid in settlement of any such Covered Liability if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). The indemnity in this Section 9.1 shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Requesting Person. For the avoidance of doubt, the Company and its subsidiaries are not “Indemnified Requesting Persons.”

SECTION 9.2  Indemnification by Requesting Parties.  Each Requesting Party shall, severally and not jointly, to the extent permitted by applicable Law, indemnify and hold harmless the Company, its subsidiaries each of their respective trustees, directors, officers, employees, Representatives and agents, in their capacity as such and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, and the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Indemnified Company Persons”) from and against any and all Covered Liabilities suffered, directly or indirectly, by any Indemnified Company Person by reason of or arising out of any untrue statement or alleged untrue statement or omission or alleged omission contained or incorporated by reference in the Registration Statement under which the sale of Registrable Securities was registered under the 1933 Act (or any amendment thereto), or any Prospectus, preliminary Prospectus, or free writing prospectus (as defined in Rule 405 promulgated under the 1933 Act) related to such Registration Statement or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished to the Company by such Requesting Party expressly for use therein; provided, however, that (i) the indemnity agreement contained in this Section 9.2 shall not apply to amounts paid in settlement of any such Covered Liability if such settlement is effected without the consent of such Requesting Party (which consent shall not be unreasonably withheld), and (ii) in no event shall the total amounts payable in indemnity by a Requesting Party under this Section 9.2 exceed the net proceeds received by such Requesting Party in the registered offering out of which such Covered Liability arises. The indemnity in this Section 9.2 shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Company Person. For the avoidance of doubt, a Requesting Party is not an “Indemnified Company Person.”

SECTION 9.3  Contribution.  If the indemnification provided for in Section 9.1 or Section 9.2 is unavailable, because it is prohibited or restricted by applicable Law, to an indemnified party under either such Section in respect of any Covered Liabilities referred to therein, then in order to provide for just and equitable contribution in such circumstances, each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Covered Liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the untrue statement or omission, or alleged untrue statement or omission, which resulted in such Covered Liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Requesting Parties agree that it would not be just and equitable if contribution pursuant to this Section 9.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9.3. For the avoidance of doubt, the amount paid or payable by an indemnified party as a result of the Covered Liabilities referred to in this Section 9.3 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending, settling or satisfying any such Covered Liability. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 9.4  Certain Limitations, Etc.  The amount of any Covered Liabilities for which indemnification is provided under this Agreement shall be net of (i) any amounts actually recovered or recoverable by the indemnified parties under insurance policies and (ii) other amounts actually recovered by the indemnified party from third parties, in the case of (i) and (ii), with respect to such Covered Liabilities. Any indemnifying party hereunder shall be subrogated to the rights of the indemnified party upon payment in full of the amount of the relevant indemnifiable loss. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto. If any indemnified party recovers an amount from a third party in respect of an indemnifiable loss for which indemnification is provided in this Agreement after the full amount of such indemnifiable loss has been paid by an indemnifying party or after an indemnifying party has made a partial payment of such indemnifiable loss and the amount received from the third party exceeds the remaining unpaid balance of such indemnifiable loss, then the indemnified party shall promptly remit to the indemnifying party the excess of (i) the sum of the amount theretofore paid by such indemnifying party in respect of such indemnifiable loss plus the amount received from the third party in respect thereof, less (ii) the full amount of such Covered Liabilities.

ARTICLE X

MISCELLANEOUS

SECTION 10.1  Notices.  All notices and other communications in connection with this Agreement shall be in writing and shall be considered given if given in the manner, and be deemed given at times, as follows: (i) on the date delivered, if personally delivered; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; or (iii) on the next

Business Day after being sent by recognized overnight mail service specifying next Business Day delivery, in each case with delivery charges pre-paid and addressed to the following addresses:

(a)                                 If to any Requesting Party, to:

c/o ABP Trust

Two Newton Place

255 Washington Street

Suite 300

Newton, MA 02458

Attn: Jennifer B. Clark

Facsimile: (617) 928-1305

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, MA 02116

Attn: Margaret R. Cohen

Facsimile: (617) 305-4859

(b)                                 If to the Company, to:

Five Star Quality Care, Inc.

400 Centre Street

Newton, MA 02458

Attn: Katherine E. Potter

Facsimile: (617) 796-8385

with copies (which shall not constitute notice) to:

Sullivan & Worcester LLP

One Post Office Square

Boston, MA 02109

Attn: Nicole L. Rives

Facsimile: (617) 338-2880

SECTION 10.2  Assignment; Successors; Third Party Beneficiaries.

(a)  Assignment.  Except as set forth in this Section 10.2, this Agreement and the rights, interests and obligations of any Person hereunder may not be assigned, transferred or delegated and any assignment or attempted assignment in violation of this Section 10.2 shall be void ab initio. This Agreement and the rights, interests and obligations of the Company hereunder may be assigned, transferred or delegated by the Company to a successor of the Company by operation of law or to a Person who succeeds to all or substantially all the assets of the Company, which successor or Person agrees in a writing delivered to each Requesting Party to be subject to and bound by all interests and obligations set forth in this Agreement. The rights, interests and obligations of each Requesting Party under Article VII, Article VIII and Article IX may be assigned, transferred or delegated by such Requesting Party, in whole or in part, only in conjunction with and only to the extent of any Transfer of Registrable Securities to a Person that is a Permitted Transferee of such Requesting Party, which Permitted Transferee agrees in a writing delivered to the Company to be subject to and bound by Article VII, Article VIII, Article IX and Article X, whereupon any such Permitted Transferee will have all rights, interests and obligations under such Articles as a Requesting Party (in addition to such Requesting Party to the extent that such Requesting Party continues to own Common Shares).

(b)  Successors.  This Agreement shall bind and inure to the benefit of, and be enforceable by, the Parties and the express third party beneficiaries of this Agreement and their respective successors and permitted assigns.

(c)  No Third Party Beneficiaries.  Except as expressly provided in this Agreement with respect to the Indemnified Requesting Persons, the Indemnified Company Persons, the Collateral Persons, the Related Persons and estates and spouses of Requesting Parties who are individuals, this Agreement is not intended to and does not confer any rights or remedies upon any Person, other than the Parties. Each of the Indemnified Requesting Persons, the Indemnified Company Persons, the Collateral Persons and the Related Persons, by their acceptance of the benefits of this Agreement, agrees to be bound by the terms of this Agreement.

SECTION 10.3  Prior Negotiations; Entire Agreement.  This Agreement (including the documents and instruments referred to in this Agreement or entered into in connection therewith) constitute the entire agreement of the Parties and supersede all prior agreements, arrangements or understandings, whether written or oral, between the Parties with respect to the subject matter of this Agreement.

SECTION 10.4  Governing Law; Venue; Arbitration.

(a)  Governing Law.  This Agreement and all proceedings or counterclaims (whether based in contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby, or any action of any Party in the negotiation, administration, performance and enforcement hereof, shall be governed by, and construed in accordance with, the Laws of the State of Maryland, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland.

(b)  Venue.  All claims, actions, suits, dispute resolution, judicial and other legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby or any action of any Party, Collateral Person or Related Person (each a “Subject Party”) in the negotiation, administration, performance and enforcement hereof shall be heard and determined exclusively in the Business and Technology Case Management Program of the Circuit Court for Baltimore City, Maryland or the U.S. District Court for Maryland (collectively, the “Chosen Courts”). Each Subject Party hereby expressly and irrevocably (i) submits to the exclusive personal jurisdiction of the Chosen Courts in the event any claim or dispute arising out of or relating to this Agreement or the transactions contemplated hereby, or any action of any Subject Party in the negotiation, administration, performance and enforcement hereof, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Chosen Courts, (iii) agrees that it will not bring any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or any action of any Subject Party in the negotiation, administration, performance and enforcement hereof, in any court other than the Chosen Courts, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in the Chosen Courts, (v) agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law and (vi) agrees that service of process upon such Subject Party in any such proceeding shall be effective if notice is given in accordance with Section 10.1. Nothing in this Agreement will affect the right of any Subject Party to serve process in any other manner permitted by Law. EACH SUBJECT PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

SECTION 10.5  Severability.  This Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. If at any time subsequent to the date hereof, any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties and the remaining provisions hereof shall remain in full force and effect.

SECTION 10.6  Fees and Expenses.  The Requesting Parties shall pay all out-of-pocket fees and expenses (including attorneys’ fees) reasonably incurred and paid by the Company in connection with: (i) the negotiation, preparation and execution of this Agreement, the SNH Consent and the Lender Consent; (ii) the preparation of a Solicitation/ Recommendation Statement on Schedule 14D-9 and any other required filing with the SEC related to the Tender Offer, this Agreement, the SNH Consent or the Lender Consent; and (iii) the obtaining of (or the failure to obtain) any of the consents described in Section 3.6, in each case, whether or not the Proposed Acquisition is consummated. Except as provided in the preceding sentence, all expenses incurred by the Parties shall be borne solely and entirely by the Party that has incurred the same.

SECTION 10.7  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

SECTION 10.8  Effectiveness of this Agreement.  The Requesting Parties may elect, by written notice to the Company, to terminate this Agreement (other than Section 5.1, Section 5.3 and this Article X) at any time after the expiration or termination of the Tender Offer if, at such time, the Requesting Parties and their Controlled Affiliates Beneficially Own less than ten percent (10%) of the then issued and outstanding Common Shares. Upon the termination of this Agreement by the Requesting Parties pursuant to this Section 10.8, (a) the approval previously granted under Section 3-601(j)(3) of the MGCL and Section 9.3 of Article IX of the Company’s Bylaws and the exception to the Ownership Limit previously granted by the Board of Directors of the Company pursuant to this Agreement shall continue to apply in respect of acquisitions of Common Shares made, and Common Shares Beneficially Owned, prior to such termination but, without further approval of the Board of Directors of the Company, shall not apply in respect of any acquisition of Common Shares made after such termination, (b) Section 5.1, Section 5.3 and this Article X shall remain in full force and effect, and (c) except as provided in this Section 10.8, this Agreement (other than Section 5.1, Section 5.3 and this Article X) shall become void and have no effect, without any further liability or obligation on the part of any Party; provided, however, that each Party shall remain liable for its willful breach of this Agreement prior to such termination and such termination shall be without prejudice to the rights and remedies of any other Party with respect to such willful breach.

SECTION 10.9  Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver of the part of any Party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at Law or in equity.

SECTION 10.10  Specific Performance.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other applicable remedies at Law or equity, the Parties shall be entitled to an injunction or injunctions, without proof of damages, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

SECTION 10.11  Further Assurances.  At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Requesting Parties and the Company have executed this Consent, Standstill, Registration Rights and Lock-Up Agreement as of the date first above written, effective as of the date first above written.

FIVE STAR QUALITY CARE, INC.

By:	Bruce J. Mackey Jr.
Its:	President and Chief Executive Officer

ABP TRUST

By:	Adam D. Portnoy
Its:	President

ABP ACQUISITION LLC

By:	Adam D. Portnoy
Its:	President

Barry M. Portnoy

Adam D. Portnoy

[Signature Page to Consent, Standstill, Registration Rights and Lock-Up Agreement]